UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2010

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Air Line Pilots Association (the “ALPA”), as the sole holder of record of one share of the Series D Special Preferred Stock of Hawaiian Holdings, Inc. (the “Company”), is entitled, under the Company’s Amended By-laws, to nominate one director to the Company’s Board of Directors. On November 16, 2010, the Company’s Board of Directors appointed Brian E. Boyer to the Board of Directors as the designee of the ALPA, following notification from the ALPA of Mr. Boyer’s nomination to serve as the ALPA’s designee.

There are no transactions in which Mr. Boyer has an interest requiring disclosure under Item 404(a) of Regulation S-K.  In connection with his appointment to the Board of Directors, on November 16, 2010, Mr. Boyer was granted options to purchase 5,000 shares of the Company’s common stock at a price per share equal to the closing price of the Company’s common stock on the NASDAQ Global Market on such date.  The options have a ten-year term and vest in three equal annual installments beginning on the first anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: November 16, 2010	By:	/s/ Peter R. Ingram
Peter R. Ingram
Executive Vice President, Chief Financial Officer and Treasurer